UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________
FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 8, 2024

PARKERVISION, INC.
(Exact Name of Registrant as Specified in Charter)

Florida	000-22904	59-2971472
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4446-1A Hendricks Avenue Suite 354, Jacksonville, Florida	32207
(Address of Principal Executive Offices)	(Zip Code)

(904) 732-6100
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter.

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01        Entry into a Material Definitive Agreement

On July 8, 2024, ParkerVision, Inc. (the "Company") amended three convertible promissory notes held by GEM, LP.  The three amended notes include a July 18, 2019 note with a face value of $500,000, an interest rate of 7.5% per annum, and an original maturity date of July 18, 2024 (the "2019 Note"), a January 8, 2020 note with a face value of $400,000, an interest rate of 8% per annum, and a maturity date of January 8, 2025 (the "2020 Note"), and a January 11, 2023 note with a face value of $500,000, an interest rate of 9% per annum, and a maturity date of January 11, 2028 (the "2023 Note"), collectively, the "GEM Notes."

The amendment to the 2019 Note extended the maturity date to December 1, 2024.  The 2019 Note amendment provides for an automatic extension of the maturity date to July 18, 2025, provided that the holder does not revoke the extension option in writing at least ten (10) trading days prior to the December 1, 2024 maturity date.  Thereafter, the 2019 Note provides for up to ten (10) automatic one-year extensions of the then applicable maturity date, provided the holder does not revoke the option in writing at least ten (10) trading days prior to the then applicable maturity date.  The amendment to the 2019 Note provides for continued interest payments at the original stated interest rate during any automatic extension periods until maturity.

The amendments to the 2020 Note and the 2023 Note each provide for up to ten (10) one-year automatic extensions of the original maturity dates, at the original stated interest rates, provided the holder does not revoke the extension option in writing at least ten (10) trading days prior to the then applicable maturity date.  In addition, the amendment to the 2023 Note provides for a reduction in the conversion price from $0.16 to $0.11.

Each of the amendments to the GEM Notes provide the holder the option to increase the Maximum Ownership Percentage, as defined in the GEM Notes, up to 19.99%; provided that such increase shall not take place until 61 days following the date the holder makes such request.

In addition, on July 9, 2024, the Company executed an amendment to a convertible promissory note dated July 15, 2024 held by an accredited investor.  The note has a face value of $50,000 and an original maturity date of July 15, 2024.  The amendment provides for an extension of the maturity date to January 15, 2026 and a continuation of quarterly interest payments at a rate of 8% per annum.  All other terms of the note, including the $0.10 conversion price, remain unchanged.

The foregoing summary of the amendments are qualified in their entirety by reference to the full text thereof, which are attached as Exhibits 10.1 through 10.4 hereto, respectively, and are incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation

The information set forth in Item 1.01 is incorporated under this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description
10.1	Amended and Restated Convertible Note dated July 18, 2019 between Registrant and GEM
10.2	Amended and Restated Convertible Note dated January 8, 2020 between Registrant and GEM
10.3	Amended and Restated Convertible Note dated January 13, 2023 between Registrant and GEM
10.4	Amendment to July 15, 2019 Convertible Note between Registrant and Lloyd Moriber

104	Cover Page Interactive Data File (embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 12, 2024
PARKERVISION, INC.

By /s/ Cynthia French
Cynthia French
Chief Financial Officer